Exhibit 99.2

 Second Quarter 2022 Earnings Presentation  August 11, 2022

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the future financial performance of Home Point Capital Inc. (“we,” “our,” “us” or the “Company”), our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; the requirement to repurchase mortgage loans or indemnify investors if we breach representations and warranties; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; risks related to any subservicer; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; difficult conditions or disruptions in the mortgage-backed securities (“MBS”), mortgage, real estate and financial markets; competition in the industry in which we operate; our ability to acquire loans and sell the resulting MBS in the secondary markets on favorable terms in our production activities; our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any failure to attract and retain a highly skilled workforce, including our senior executives; our ability to obtain, maintain, protect and enforce our intellectual property; any cybersecurity risks, cyber incidents and technology failures; material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by the Federal Housing Administration (“FHA”) and the U.S. Department of Housing and Urban Development; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; any employment litigation and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; our ability to fully utilize our net operating loss (“NOL”) and other tax carryforwards; any challenge by the Internal Revenue Service of the amount, timing and/or use of our NOL carryforwards; possible changes in legislation and the effect on our ability to use the tax benefits associated with our NOL carryforwards; the impact of other changes in tax laws; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements, which are mostly uncommitted; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with changes in the London Inter-Bank Offered Rate reporting practices and the use of alternative reference rates; our ability to raise the debt or equity capital required to finance our assets and grow our business; risks associated with derivative financial instruments; our ability to comply with continually changing federal, state and local laws and regulations; the impact of revised rules and regulations and enforcement of existing rules and regulations by the Consumer Financial Protection Bureau; the impact of revised rules and regulations and enforcement of existing rules and regulations by state regulatory agencies; our ability to comply with the Government-Sponsored Enterprises (“GSE”), FHA, U.S. Department of Veterans Affairs (“VA”) and U.S. Department of Agriculture (“USDA”) guidelines and changes in these guidelines or GSE and Government National Mortgage Association (“Ginnie Mae”) guarantees; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as Ginnie Mae, the FHA or the VA, the USDA, or GSEs such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to comply with the regulations applicable to our investment management subsidiary; the impact of private legal proceedings; risks associated with our acquisition of mortgage servicing rights; the impact of our counterparties terminating our servicing rights under which we conduct servicing activities; risks associated with higher risk loans that we service; and our ability to foreclose on our mortgage assets in a timely manner or at all. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Quarterly origination volume of $9.3 billion; GOS Margin attributable to channels was 60 bps  Second Quarter 2022 Results  Financial Performance                Quarterly net loss of $44.4 million ($(0.32) basic and diluted loss per share)                   Quarterly total net revenue of $70.0 million   Approximately 3,600 active broker partners in quarter                     Servicing portfolio of $90.5 billion as of June 30, 2022  Operational Results   More than 8,700 Broker Partners at quarter end, 30% year-over-year increase

Delivering on Key Priorities

Focus on Wholesale

- Continued focus on broker partner growth and activation
- Optimize operational efficiency and further reduce costs
- Improve leverage and liquidity positions

Second Quarter Milestones

- ✓ *Added 368 broker partners in Q2*; Broker activation consistent with the First Quarter of 2022 and up 9.8% from the prior year
- ✓ *Reduced quarterly expenses* by 12.7% since First Quarter of 2022 and 39.7% year-over-year, driven by 17.4% quarterly reduction in origination expenses (expected to generate annualized savings of $31mm)
- ✓ *Consolidating servicing platform into ServiceMac,* converting a fixed cost into a lower, variable cost
- ✓ Sold assets of delegated correspondent channel, focusing resources on wholesale channel
- ✓ Sold MSR portfolios totaling ~$257.3mm to *streamline servicing and bolster liquidity*

Home Point Capital

4

 Performance Across the Platform in Q2 2022  5  Last twelve months for the period ended June 30. Second quarter 2022 LTM information is derived from a numerical calculation of our last two quarters of fiscal year 2021 financial information plus first two quarters of 2022 financial   information. Home Point Capital does not prepare or present separate LTM financial statements.

 Second Quarter 2022 Financial Results  6  Total revenue, net of $70.0 million, compared to $84.4 million in the second quarter of 2021 and $158.2 million in the first quarter of 2022  Total expenses of $119.4 million for the second quarter of 2022 improved 39.7% versus the second quarter of 2021 and were 12.7% lower compared to the first quarter of 2022. The sequential quarter improvement was due to a 17.4% reduction in Origination segment direct expenses  Second quarter 2022 net loss of $44.4 million, compared to net loss of $73.2 million year-over-year and net income of $11.9 million in the first quarter of 2022  ($mm, except per share values)  For the quarter ended  6/30/2022  3/31/2022  6/30/2021  Gain on loans, net  $ 13.2   $ 45.4   $ 75.0   Loan fee income   15.3    19.9    39.5   Loan servicing fees   62.9    81.1    85.6   Change in fair value of mortgage servicing rights   (29.9)    17.2    (106.9)   Other income (loss)   8.5    (5.4)    (8.8)   Total revenue, net   70.0    158.2    84.4   Total expenses   119.4    136.7    198.0   (Loss) income before income tax   (49.4)    21.5    (113.6)   Income tax benefit (expense)   14.1    (4.3)    27.2   (Loss) income from equity method investment   (9.1)    (5.3)    13.2   Net (loss) income  $ (44.4)   $ 11.9   $ (73.2)    Net margin   (63) %   8%   (87) %  (Loss) earnings per share:  Basic  $ (0.32)   $ 0.09   $ (0.53)   Diluted   (0.32)    0.08    (0.53)   Basic weighted average common stock outstanding (mm)   138.5    139.2    139.0   Diluted weighted average common stock outstanding (mm)   138.5    140.6    139.0

 Funded Volume by Channel  7  Wholesale funded volume of $7.4 billion in the second quarter of 2022, compared to $18.4 billion in the second quarter of 2021, and $9.3 billion in the first quarter of 2022  Correspondent volume of $1.7 billion in the second quarter of 2022, versus $5.7 billion year-over-year and $2.7 billion in the first quarter of 2022  Direct volume of $177.7 million in the second quarter of 2022, compared to $1.4 billion year-over-year and $504.1 million in the prior quarter

Origination Segment Highlights

- Second quarter Origination segment revenue of $37.2 million compared to $117.2 million in the second quarter of 2021 and $72.8 million in the first quarter of 2022
- Gain on sale margin attributable to channels, before giving effect to the impact of capital markets and other activity, was 60 basis points in the second quarter of 2022, compared to 74 basis points in the second quarter of 2021 and 61 basis points in the prior quarter
- Second quarter contribution margin of $(29.9) million compared to $(20.9) million year-over-year and $(8.4) million in the prior quarter
- Broker Partners of 8,744 as of June 30, 2022, increased by 2,006 from the end of the second quarter of 2021, and increased by 368 from the end of the first quarter of 2022
- In the second quarter of 2022, we had 3,573 active broker partners, which is consistent with the prior quarter

($mm)	For the quarter ended		
	6/30/2022	3/31/2022	6/30/2021
Gain on loans, net	$ 13.2	$ 45.4	$ 75.0
Loan fee income	15.3	19.9	39.5
Interest income, net and other income	8.7	7.5	2.7
Total Origination segment revenue	**37.2**	**72.8**	**117.2**
Directly attributable expense	67.1	81.2	138.1
Contribution margin	**$ (29.9)**	**$ (8.4)**	**$ (20.9)**

Key Performance Indicators[1]	For the quarter ended		
	6/30/2022	3/31/2022	6/30/2021
Total Funded Origination Volume	$ 9,292	$ 12,555	$ 25,466
Total Fallout Adjusted Lock Volume	$ 8,878	$ 12,589	$ 20,365
Gain on Sale Margin (bps)[2]	42	58	58
Origination Volume by Purpose:			
Purchase	71.3 %	44.4 %	35.2 %
Refinance	28.7 %	55.6 %	64.8 %
Third Party Partners:			
Number of Broker Partners	8,744	8,376	6,738
Number of Correspondent Partners	670	669	642

(1) See Appendix for additional volume and gain on sale information by channel.

(2) Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, interest income (expense), net, and loan servicing fees (expense) for the Origination segment.

Home Point Capital

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Servicing Segment Highlights

- Loan servicing fees of $62.9 million in the second quarter of 2022, compared to $85.6 million year-over-year and $81.1 million in the first quarter of 2022
- Servicing segment adjusted contribution margin in the second quarter of 2022 was $16.5 million, up from $(10.4) million in the year-ago quarter and down from $17.1 million in the prior quarter
- The Servicing segment generated a contribution margin of $20.0 million, in the second quarter of 2022, compared to $(39.6) million in the second quarter of 2021 and $83.2 million in the first quarter of 2022
- During the second quarter of 2022, Home Point completed sales of mortgage servicing rights ("MSR") portfolios of single-family mortgage loans for a total purchase price of approximately $257.3 million
- Servicing portfolio customers of 320,215, down 28.7% from the second quarter of 2021, and down 11.2% compared to the first quarter of 2022; the sequential quarter decrease in servicing customers was primarily due to the MSR sales

($mm)	For the quarter ended		
	6/30/2022	3/31/2022	6/30/2021
Loan servicing fees	$ 62.9	$ 81.1	$ 85.6
Interest income, net and other income	1.5	0.7	0.4
Total Servicing segment revenue	**64.4**	**81.8**	**86.0**
Directly attributable expense	14.5	15.8	18.7
Primary Margin	**49.9**	**66.0**	**67.3**
Change in MSR fair value: amortization	(33.4)	(49.0)	(77.7)
Adjusted contribution margin	**16.5**	**17.1**	**(10.4)**
Change in MSR fair value: mark-to-market, net of hedge	3.5	66.1	(29.2)
Contribution margin	**$ 20.0**	**$ 83.2**	**$ (39.6)**

Key Performance Indicators	For the quarter ended[1]		
	6/30/2022	3/31/2022	6/30/2021
MSR servicing portfolio - UPB	$ 90,516	$ 101,985	$ 124,259
Average MSR servicing portfolio - UPB	$ 96,251	$ 115,172	$ 106,268
MSR servicing portfolio - Units	320,215	349,261	449,029
Weighted average coupon rate	3.18 %	3.00 %	3.09 %
60+ days delinquent, incl. forbearance	0.9 %	0.8 %	1.6 %
MSR multiple	5.8	5.6	3.7

(1) Figures as of period end, except "Average MSR servicing portfolio - UPB" which is average for the period.

Home Point Capital

9

 Balance Sheet Highlights  10  $632.7 million of available liquidity at the end of the second quarter of 2022, including $135.8 million of cash and cash equivalents and $496.9 million of undrawn capacity from MSR line of credit and other credit facilities  MSR balance of $1.4 billion as of June 30, 2022, down 7.0% year-end 2021, and in line with the prior quarter  Total assets of $4.1 billion as of June 30, 2022, compared to $7.3 billion as of year-end 2021, and $5.2 billion as of March 31, 2022  Total equity of $732.3 million as of June 30, 2022, down from $776.6 million as of year-end 2021, and down from $783.3 million at the end of the first quarter of 2022  Total warehouse capacity of $6.0 billion as of June 30, 2022  Summary Balance Sheet  As of  ($mm)  6/30/2022  3/31/2022  12/31/2021  Assets:  Cash and cash equivalents and Restricted cash  $ 162.9   $ 197.7   $ 207.8   Mortgage loans held for sale (at fair value)   2,018.6    2,889.0    5,107.1   Mortgage servicing rights (at fair value)   1,419.1    1,490.2    1,525.1   Assets held for sale   50.7    58.4    63.7   Other assets   423.1    563.7    354.6   Total assets  $ 4,074.4   $ 5,199.0   $ 7,258.3   Liabilities and Shareholders' Equity:  Warehouse lines of credit   1,910.4    2,724.9    4,718.7   Term debt and other borrowings, net   845.5    942.2    1,226.5   Other liabilities   586.2    748.7    536.5    Total liabilities   3,342.1    4,415.8    6,481.7   Shareholders' Equity:  Additional paid in capital   511.6    525.6    523.8   Retained earnings   220.7    259.1    252.8   Treasury stock   —    (1.5)   —    Total shareholders' equity   732.3    783.2    776.6    Total liabilities and shareholders' equity  $ 4,074.4   $ 5,199.0   $ 7,258.3

 Detailed Income Statement   (Unaudited)  12  ($mm, except per share values)  For the quarter ended  6/30/2022  3/31/2022  6/30/2021  Gain on loans, net  $ 13.2   $ 45.4   $ 75.0   Loan fee income   15.3    19.9    39.5   Interest income   27.5    27.1    34.6   Interest expense   (28.9)    (33.1)    (44.1)   Interest expense, net   (1.4)    (6.0)    (9.5)   Loan servicing fees   62.9    81.1    85.6   Change in fair value of mortgage servicing rights   (29.9)    17.2    (106.9)   Other income   9.9    0.6    0.7   Total revenue, net   70.0    158.2    84.4   Compensation and benefits   75.6    89.4    127.3   Loan expense   7.0    9.0    17.5   Loan servicing expense   7.1    5.7    7.5   Production technology   4.3    4.9    8.2   General and administrative   17.0    19.7    26.5   Depreciation and amortization   2.6    2.7    2.4   Other expenses   5.8    5.3    8.6   Total expenses   119.4    136.7    198.0   (Loss) income before income tax   (49.4)    21.5    (113.6)    Pre-tax margin   (71) %   14%   (135) %  Income tax benefit (expense)  $ 14.1   $ (4.3)   $ 27.2   (Loss) income from equity method investment  $ (9.1)   $ (5.3)   $ 13.2   Net (loss) income  $ (44.4)   $ 11.9   $ (73.2)    Net margin   (63) %   8%   (87) %  (Loss) earnings per share:  Basic  $ (0.32)   $ 0.09   $ (0.53)   Diluted  $ (0.32)   $ 0.08   $ (0.53)   Basic weighted average common stock outstanding (mm)   138.5    139.2    139.0   Diluted weighted average common stock outstanding (mm)   138.5    140.6    139.0   Adjusted income statement metrics 1:   Adjusted revenue  $ 57.4   $ 86.8   $ 126.8    Adjusted net loss  $ (46.9)   $ (41.0)   $ (51.0)    Adjusted net margin   (82) %   (47) %   (40) %

 Detailed Balance Sheet  13  ($mm)  As of  6/30/2022  3/31/2022  12/31/2021  (Unaudited)  Assets:  Cash and cash equivalents  $ 135.8   $ 160.7   $ 171.0   Restricted cash   27.1    37.0    36.8   Cash and cash equivalents and Restricted cash   162.9    197.7    207.8   Mortgage loans held for sale (at fair value)   2,018.6    2,889.0    5,107.1   Mortgage servicing rights (at fair value)   1,419.1    1,490.2    1,525.1   Property and equipment, net   18.0    21.4    21.9   Accounts receivable, net   177.0    218.0    129.1   Derivative assets   59.3    183.5    84.4   Goodwill   10.8    10.8    10.8   Government National Mortgage Association loans eligible for repurchase   117.1    81.3    65.2   Assets held for sale   50.7    58.4    63.7   Other assets   40.9    48.7    43.2   Total assets  $ 4,074.4   $ 5,199.0   $ 7,258.3   Liabilities and Shareholders’ Equity:  Warehouse lines of credit   1,910.4    2,724.9    4,718.7   Term debt and other borrowings, net   845.5    942.2    1,226.5   Accounts payable and accrued expenses   106.0    135.5    138.2   Government National Mortgage Association loans eligible for repurchase   117.1    81.3    65.2   Deferred tax liabilities   214.9    232.7    229.8   Derivative liabilities   60.3    219.4    26.7   Other liabilities   87.9    79.8    76.6    Total liabilities   3,342.1    4,415.8    6,481.7   Shareholders’ Equity:  Common stock   —    —    —   Additional paid in capital   511.6    525.6    523.8   Retained earnings   220.7    259.1    252.8   Treasury stock   —    (1.5)   —    Total shareholders' equity   732.3    783.2    776.6    Total liabilities and shareholders' equity  $ 4,074.4   $ 5,199.0   $ 7,258.3

Summary Segment Results

($mm)	For the quarter ended June 30, 2022						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item[1]	Segments Total
Revenue:							
Gain on loans, net	$ 13.2	$ —	$ 13.2	$ —	$ 13.2	$ —	$ 13.2
Loan fee income	15.3	—	15.3	—	15.3	—	15.3
Loan servicing fees	—	62.9	62.9	—	62.9	—	62.9
Change in fair value of mortgage servicing rights	—	(29.9)	(29.9)	—	(29.9)	—	(29.9)
Interest income (expense), net	8.6	1.5	10.1	(11.5)	(1.4)	—	(1.4)
Other income	0.1	—	0.1	0.7	0.8	9.1	9.9
Total Revenue	**$ 37.2**	**$ 34.5**	**$ 71.7**	**$ (10.8)**	**$ 60.9**	**$ 9.1**	**$ 70.0**
Contribution margin	**$ (29.9)**	**$ 20.0**	**$ (9.9)**	**$ (48.7)**	**$ (58.6)**		

($mm)	For the quarter ended March 31, 2022						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item[1]	Segments Total
Revenue:							
Gain on loans, net	$ 45.4	$ —	$ 45.4	$ —	$ 45.4	$ —	$ 45.4
Loan fee income	19.9	—	19.9	—	19.9	—	19.9
Loan servicing fees	—	81.1	81.1	—	81.1	—	81.1
Change in fair value of mortgage servicing rights	—	17.2	17.2	—	17.2	—	17.2
Interest income (expense), net	7.5	0.7	8.2	(14.2)	(6.0)	—	(6.0)
Other (expense) income	—	—	—	(4.7)	(4.7)	5.3	0.6
Total Revenue	**$ 72.8**	**$ 99.0**	**$ 171.8**	**$ (18.9)**	**$ 152.9**	**$ 5.3**	**$ 158.2**
Contribution margin	**$ (8.4)**	**$ 83.2**	**$ 74.8**	**$ (58.7)**	**$ 16.1**		

($mm)	For the quarter ended June 30, 2021						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item[1]	Segments Total
Revenue:							
Gain on loans, net	$ 75.0	$ —	$ 75.0	$ —	$ 75.0	$ —	$ 75.0
Loan fee income	$ 39.5	$ —	$ 39.5	$ —	$ 39.5	$ —	$ 39.5
Loan servicing fees	$ —	$ 85.6	$ 85.6	$ —	$ 85.6	$ —	$ 85.6
Change in fair value of mortgage servicing rights	$ —	$ (106.9)	$ (106.9)	$ —	$ (106.9)	$ —	$ (106.9)
Interest income (expense), net	$ 2.7	$ 0.4	$ 3.1	$ (12.6)	$ (9.5)	$ —	$ (9.5)
Other income (expense)	$ —	$ —	$ —	$ 13.8	$ 13.8	$ (13.1)	$ 0.7
Total Revenue	**$ 117.2**	**$ (20.9)**	**$ 96.3**	**$ 1.2**	**$ 97.5**	**$ (13.1)**	**$ 84.4**
Contribution margin	**$ (20.9)**	**$ (39.6)**	**$ (60.5)**	**$ (40.0)**	**$ (100.5)**		

(1) The Company includes the income from its equity method investments in the All Other category. In order to reconcile to Total net revenue on the condensed consolidated statements of operations, it must be removed as is presented above.

Home Point Capital

14

Volume & Margin Detail by Channel

VOLUME DETAIL BY CHANNEL

($mm)	For the quarter ended		
	6/30/2022	3/31/2022	6/30/2021
Funded Origination Volume by Channel			
Wholesale	$ 7,382	$ 9,318	$ 18,380.0
Correspondent	1,732	2,733	5,695
Direct	178	504	1,391
Total Funded Origination Volume	**$ 9,292**	**$ 12,555**	**$ 25,466**
Fallout Adjusted Lock Volume by Channel			
Wholesale	$ 7,483	$ 9,563.7	$ 15,566
Correspondent	1,269	2,610.8	3,963
Direct	126	415	836
Total Fallout Adjusted Lock Volume	**$ 8,878**	**$ 12,589**	**$ 20,365**

GAIN ON SALE MARGIN DETAIL BY CHANNEL

($mm)	For the quarter ended					
	6/30/2022		3/31/2022		6/30/2021	
	$ Amount	Basis Points	$ Amount	Basis Points	$ Amount	Basis Points
Gain on Sale Margin by Channel						
Wholesale	$ 47.7	64	$ 62.6	65	$ 114.5	74
Correspondent	2.0	16	$ 3.5	13	9.3	23
Direct	3.2	256	$ 10.7	258	26.3	315
Margin Attributable to Channels	**52.9**	**60**	**$ 76.8**	**61**	**150.1**	**74**
Other Loss on Sale[1]	(15.7)	(18)	$ (4.0)	(3)	(32.9)	(16)
Gain on Sale Margin[2]	$ 37.2	42	$ 72.8	58	$ 117.2	58

(1) Includes interest income (expense), net, realized and unrealized gains (losses) on locks and mortgage loans held for sale, net hedging results, the provision for the representation and warranty reserve, and differences between modeled and actual pull-through.

(2) Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, interest income (expense), net, and loan servicing fees (expense) for the Origination segment.

Home Point Capital

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Non-GAAP to GAAP Reconciliations  16  RECONCILIATION OF ADJUSTED REVENUE TO TOTAL REVENUE, NET  ($mm)  For the quarter ended  6/30/2022  3/31/2022  6/30/2021  Total revenue, net  $ 70.0   $ 158.2   $ 84.4   (Loss) income from equity method investment   (9.1)    (5.3)    13.2   Change in fair value of MSR, net of hedge   (3.5)    (66.1)    29.2   Adjusted revenue  $ 57.4   $ 86.8   $ 126.8   RECONCILIATION OF ADJUSTED NET INCOME TO TOTAL NET (LOSS) INCOME  ($mm)  For the quarter ended  6/30/2022  3/31/2022  6/30/2021  Total net (loss) income  $ (44.4)   $ 11.9   $ (73.2)   Change in fair value of MSR, net of hedge   (3.5)    (66.1)    29.2   Income tax effect of change in fair value of MSR, net of hedge   1.0    13.2    (7.0)   Adjusted net loss  $ (46.9)   $ (41.0)   $ (51.0)   RECONCILIATION OF ADJUSTED NET MARGIN TO NET MARGIN  ($mm)  For the quarter ended  6/30/2022  3/31/2022  6/30/2021  Total revenue, net  $ 70.0   $ 158.2   $ 84.4   Total net (loss) income   (44.4)    11.9    (73.2)    Net margin   (63) %   8%   (87) %  Adjusted revenue  $ 57.4   $ 86.8   $ 126.8   Adjusted net loss   (46.9)    (41.0)    (51.0)    Adjusted net margin   (82) %   (47) %   (40) %

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.  We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment.   We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge.   We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full.   We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue.   We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, these measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.   17  Non-GAAP Financial Measures